Exhibit 10.44

                           DATED 6th DAY OF MAY 2005

                    EASTERN NANO-MATERIALS HOLDINGS PTE. LTD.
                                   as Borrower


                                       AND

                             VALUE MONETIZATION LTD
                                   as Lender A


                                       AND

                      INTERNATIONAL FACTORS (SINGAPORE) LTD
                                   as Lender B


                                       AND

                                  CHEN XIANGZHI
                                  as Warrantor




--------------------------------------------------------------------------------
                           CONVERTIBLE LOAN AGREEMENT
--------------------------------------------------------------------------------




                                  STAMFORD LAW


                      (incorporated with limited liability)

                            9 RAFFLES PLACE., #32-00
                                 REPUBLIC PLAZA
                                SINGAPORE 048619

                            TELEPHONE: (65) 6389-3000

                            FACSIMILE: (65) 6389-3099




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                                TABLE OF CONTENTS
                                -----------------

1.  INTERPRETATION ............................................................2
2.  LOAN ......................................................................5
3.  PURPOSE ...................................................................5
4.  DRAWDOWN AND CONDITIONS PRECEDENT .........................................S
5.  CONVERSION AND COMPENSATION ...............................................6
6.  REPAYMENT OF CONVERTIBLE LOAN .............................................8
7.  SHARE ALLOTMENT AND ISSUE .................................................8
8.  REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS ..............................9
9.  MINORITY RIGHTS ..........................................................10
10. EVENTS OF DEFAULT ........................................................11
11. RESTRICTION ON ANNOUNCEMENTS .............................................12
12. COSTS AND EXPENSES .......................................................13
13. TAXES ....................................................................13
14. NOTICES ..................................................................13
15. MISCELLANEOUS ............................................................14
16. LENDERS' RIGHTS AND OBLIGATIONS ..........................................14
17. JURISDICTION AND GOVERNING LAW CLAUSE ....................................15
SCHEDULE 1 ...................................................................16
SCHEDULE 2 ...................................................................18
SCHEDULE 3 ...................................................................19
SCHEDULE 4 ...................................................................20

SCHEDULE 5 ...................................................................30


























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"Companies Act"             the Companies Act. Chapter 50 of Singapore;

"Convertible Loans"        the convertible loans to be granted by the Lenders to
                           the   Borrower  on  the  terms  and  subject  to  the
                           conditions of this Agreement;

"Convertible Loan          the  agreement  to be entered into among the relevant
 Agreement"                parties in relation to the ST Convertible Loan:

"Encumbrance"              any mortgage,  assignment of receivables,  debenture,
                           lien,  charge,  pledge,   security  interest,   title
                           retention, right to acquire, options, restriction on transfer and any other encumbrance or condition whatsoever;

"Event of Default"         any of the events of default described in Clause 10;

"FY"                       financial  year ended or ending as the case may be 31
                           December;

"Group" the Borrower and the Subsidiaries and where the context requires, includes all subsidiaries of the Borrower for the time being and "Group Company" means any or a specific company within the Group;

"Haize"                    Shandong Haize Nanomaterials Co., Ltd.

"Initial Public Offering"  the  initial  public  offering  of the Shares and the listing of such Shares on the SGX-ST;

"Listing Manual"           the  Listing  Manual  of the  SGX-ST  as  amended  or
                           supplemented from time to time;

"Potential Event of        any event or  circumstances  which,  if it  continued
Default"                   after the  giving of any  notice,  the  expiry of any
                           grace period, and/or (as the case may be) the making of any determination by the Lenders, as provided in Clause 10, would become an Event of Default;

"PRC"                      People's Republic of China;

"Prospectus"               a prospectus  to be prepared in  accordance  with all
                           relevant  laws  and   regulations  to  be  issued  in
                           relation to the Initial Public Offering;

"RMB"                      Reminbi dollars;

"Restructuring Exercise"   the  restructuring  exercise  to be  carried  out  as
                           between Shengda Nano, Shengda Chem and the Group to rationalise and streamline the corporate structure of the Group for-the purposes of the Initial Public
                           Offering, pursuant to which the Group wiliacquire the assets of and carry out the business previously carried on by Shengda Nano and Shengda Chem


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"SGX-ST"                   the Singapore Exchange Securities Trading Limited;

"Shaanxi Haize"            Shaanxi Haize Nanomaterials Co., Ltd.

"Share(s)"                 share(s)  of  S$1.00  each  in  the  capital  of  the
                           Borrower existing at the date of this Agreement and all other (if any) stock or shares from time to time and for the time being ranking pari passu therewith and all other (if any) shares or stock resulting from any sub-division, consolidation or re-classification thereof;

"Subsidiaries"             the  subsidiaries  (as such  term is  defined  in the
                           Companies Act) of the Borrower. which as at the date of this Agreement comprises Haize, Bangsheng and Shaanxi Haize, whose relevant details are set out in
                           Schedule 2;

"S$"                       Singapore dollars;

"Taxation"                 all forms of taxation  and  statutory.  governmental,
                           supra   governmental,    state,   provincial,   local
                           government   or   municipal   impositions,    duties,
                           contributions and levies (including  withholdings and
                           deductions),  whether in the PRC or  elsewhere in the
                           world,  whenever  imposed and however arising and all
                           penalties,   fines,  charges,   costs  and  interest,
                           together with the cost of removing any charge or other encumbrance relating thereto;

"USS"                      United States dollars; and

"Warranties"               the various representations and warranties set out in
                           Schedule 4 of this Agreement;

1.2      Expressions  defined  in  the  Conditions  shall,  unless  the  context
         otherwise  requires,   have  the  same  meanings  where  used  in  this
         Agreement.

1.3 Except as otherwise expressly provided, expressions defined in the Companies Act have the same meanings in this Agreement.

1.4      A reference to a statute or statutory provision includes a reference:

         1.4.1 to that statute or provision as from time to time modified or re-enacted;

         1.4.2 to any repealed statute or statutory provision which it re-enacts (with or without modification); and

         1.4.3 to any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provision.

1.5      Unless the context otherwise requires:

         1.5.1    words in the singular include the plural, and vice versa;

         1.5.2    words importing any gender include all genders; and


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         1.5.3    a  reference  to a  person  includes  a  reference  to a  body corporate and to an unincorporated body of persons.

1.6 References to Recitals, Clauses and Schedules are to the relative numbered Recitals to. Clauses of and Schedules to. this Agreement.

1.7      The  headings  are  for   convenience   only  and  do  not  affect  the
         interpretation of this Agreement.

1.8 The Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Schedules.


2.       LOAN

2.1 Lender A shall grant the Borrower, at the times and in the manner provided in this Agreement, a convertible loan of up to Five Million, One Hundred and Twenty Thousand United States Dollars (US$5,120,000.00) (equivalent to approximately S$8,500.000.00) (the "VML Loan Amount").

2.2 Lender B shall grant the Borrower, at the times and in the manner provided in this Agreement. a convertible loan of up to One Million. Four Hundred and Fifty Thousand Singapore Dollars (S$1,450,000.00) (the "IFS Loan Amount").


3.       PURPOSE

         The Convertible Loans are intended for the purpose of funding the Acquisition and the Borrower shall apply all amounts raised by it hereunder in or towards satisfaction of the aforesaid purpose. The use of the Convertible Loans shall be in accordance and as set out in
         Schedule 3 hereto.


4.       DRAWDOWN AND CONDITIONS PRECEDENT

4.1 The drawdown of the Convertible Loans shall be conditional upon the following:

         4.1.1 the auditors of the Borrower. KPMG. having completed the audit of the combined financial statements of the Borrower for FY2002, FY2003 and FY2004 for the purposes of the submission of a new listing application to the SGX-ST in respect of the Initial Public Offering;

         4.1.2 the finalisation of drafts of all relevant legal due diligence reports or comfort letters from the relevant legal advisers to the Borrower for the purposes of the submission of a new listing application to the SGX-ST in respect of the Initial Public Offering;

         4.1.3 there being no material adverse changes in the financial and business conditions of the Group since the Accounts Date and there being no change of law which may adversely affect the Borrower's ability to perform any of its obligations hereunder or which may have a material adverse impact on the proposed Initial Public Offering:

         4.1.4 the execution of a licence agreement between the Group and Nanomaterial Technology Pte. Ltd. allowing the use of the patent relating to the high-gravity precipitation method

                  (Patent Number ZL95105343.4 granted by the China Patent Office) by the Group for its precipitated calcium carbonate nanomaterials business (in relation to the Group expanding its production capacity beyond 30.000 tonnes per annum) on terms reasonably satisfactory to the Lenders;

         4.1.5 the finalisation of the financial forecast of the Borrower for FY2005 and FY2006 by the Borrower which finalised forecast shall not materially deviate from the forecast previously presented to the Lenders;

         4.1.6 the issue of a legal opinion in form and content reasonably satisfactory to the Lenders by the legal adviser to the Borrower on PRC laws stating their opinion that Haize and Bangsheng are eligible to apply for and are qualified to receive tax incentives in the form of a full exemption for the first two years and a 50% reduction for the subsequent years from enterprise income tax beginning from their respective first profit-making year;

         4.1.7 the receipt of approval from the State Development and Reform Commission and the State Administration of Foreign Exchange or any other relevant PRC authority for the transactions contemplated herein or the Restructuring Exercise or a confirmation from the same or from the legal adviser to the Borrower on PRC laws that no approval therefrom is required;

         4.1.8 all representations and warranties made by the Borrower and the Warrantor in this Agreement being true and accurate and remaining true and accurate if repeated on the proposed date of drawing of the Convertible Loans by reference to the circumstances then existing;

         4.1.9 no Event of Default or Potential Event of Default has occurred, whether by reason of the drawing of the Convertible Loans or otherwise; and

         4.1.10   the execution of the Convertible Loan Agreement.

4.2 Within fourteen (14) days after the satisfactory fulfillment of all the conditions precedent set out in Clause 4.1.1 to 4.1.7 and 4.1.10 above as reasonably determined by the Lenders and upon the giving of a drawdown notice substantially in the form set out in Schedule 1 by the Borrower, the Convertible Loans shall be paid into an escrow account to be established in accordance with the Lenders' instructions and in Singapore Dollars. The operation of the escrow account shall be in accordance with the use of the Convertible Loans as set out in Schedule 3.


5.       CONVERSION AND COMPENSATION

5.1 The Lenders may elect, at any time during the tenure of the Convertible Loans as set out in Clause 6.1, to convert the entire outstanding principal amount of the Convertible Loans into Shares (the "Conversion Shares") as set out below:

         Lender A may convert the VML Loan Amount into such number of Shares as shall amount to 15.79% (the "VML
                           Percentage") of the entire issued share capital of the Borrower

         Lender B may convert the IFS Loan Amount into such number of Shares as shall amount to 2.69% (the "IFS Percentage") of the entire issued share capital. of the Borrower


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         (in both cases  assuming full  conversion of the  Convertible  Loans as well as the ST Convertible Loan on a fully-diluted basis).

5.2      For the avoidance of doubt:

         5.2.1 the Lenders may only exercise such right of conversion once and shall fully convert the Convertible Loans into Conversion Shares; and

         5.2.2 the Convertible Loans shall be deemed fully repaid upon conversion into Conversion Shares. Conversion shall take place on the third Business Day after notice of conversion has been given in writing by the Lenders to the Borrower, whereupon the Borrower shall issue and deliver to the Lenders the share certificates in respect of the relevant number of Conversion Shares

5.3      (a)      Where the  Borrower's  audited (in  accordance  with Singapore
                  Auditing Standards) net profit after tax for FY2004 is less than RMB66.1 million, the Warrantor shall pay to the Lenders such amounts calculated in accordance with the formulae set out immediately below:

                  (i)      For Lender A:

                           Amount = (A/B x 4) - 0.1579) x C x D
                           where A is the VML Loan Amount
                           B is the actual audited net profit after tax for FY2004
                           C is the actual number of Shares allotted and issued immediately prior to the Initial Public Offerin

                           D is the offer price of each Share pursuant to the Initial Public Offering

                           Lender A shall have the option of receiving the compensation in the form of Shares calculated in accordance with the formula (MB x 4) - 0.1579) x C. where A, B and C bear the same meanings as above.

                  (ii)     For Lender B:

                           Amount = (A/(B x 4) -  0.0269) x C x D
                           where A is the IFS Loan Amount
                           B is the actual audited net profit after tax for FY2004
                           C is the actual number of Shares allotted and issued immediately prior to the Initial Public Offering
                           D is the offer price of each Share pursuant to the Initial Public Offering

                           Lender B shall have the option of receiving the compensation in the form of Shares calculated in accordance with the formula (MB x 4) - 0.0269) x C. where A, B and C bear the same meanings as above.

         (b) Where the Borrower's audited (in accordance with Singapore Auditing Standards) net profit after tax for FY2004 is greater than RMB68.1 million, the Lenders shall pay to the Warrantor such amounts calculated in accordance with the formulae set -out immediately below:

                  (iii)    For Lender A:

                           Amount = (0.1579 - A/(B x 4)) x C x D
                           where A is the VML Loan Amount
                           B is the actual audited net profit after tax for FY2004
                           C is the actual number of Shares allotted and issued immediately prior to the Initial Public Offering
                           D is the offer price of each Share pursuant to the Initial Public Offering

                           Lender A shall have the option of paying the compensation in the form of Shares calculated in accordance with the formula (0.1579 - A/(B x 4)) x C, where A, B and C bear the same meanings as above.

                  (iv)     For Lender B:

                           Amount (0.0269 - A/(B x 4)) x C x D
                           where A is the IFS Loan Amount
                           B is the actual audited net profit after tax for FY2004
                           C is the actual number of Shares allotted and issued immediately prior to the Initial Public Offering
                           D is the offer price of each Share pursuant to the Initial Public Offering

                           Lender B shall have the option of paying the compensation in the form of Shares calculated in accordance with the formula (0.0269 - A/(B x 4)) x C, where A, B and C bear the same meanings as above.


6.       REPAYMENT OF CONVERTIBLE LOAN

6.1 Except where the Convertible Loans have been fully converted into Conversion Shares pursuant to Clause 5 above, the Borrower shall repay the Convertible Loans in the manner provided in Clause 6.2 at the close of business in Singapore on the date (the "Terminal Date") falling twelve (12) calendar months after the date on which the Convertible Loans are advanced in accordance with this Agreement, provided that where the Terminal Date is not a Business Day, the Borrower shall repay the Convertible Loans on the preceding Business Day falling immediately before the Terminal Date. However, the Lenders shall in its absolute discretion have the option of extending the Terminal Date to a date falling eighteen (18) calendar months after the date on which the Convertible Loans are advanced in accordance with this Agreement.

6.2 The Borrower shall repay the Convertible Loans by making payment of an aggregate amount equal to the VML Loan Amount to the account of Lender A and the IFS Loan Amount to the account of Lender B (both with interest from the drawdown date of the Convertible Loans up to the date of repayment at a rate of eighteen percent (18%) per annum, compounded annually); provided always that no interest shall be chargeable if the Convertible Loans are converted into Conversion Shares pursuant to Clause 5 above.


7.       SHARE ALLOTMENT AND ISSUE

7.1 As soon as practicable after the execution of this Agreement and in any event not later than seven (7) days after the execution of this

         Agreement, the Lenders and the Warrantor shall subscribe and make payment for and the Borrower shall allot and issue such number of Shares to the Lenders and the Warrantor as set out below:

         Party                      Number of Shares
         -----                      ----------------

         Lender A                   16
         Lender B                   3
         Warrantor                  80

7.2 The Borrower and the Warrantor hereby undertake to procure that all necessary corporate and shareholder actions to allot and issue the Shares as set out above shall be effected upon the receipt of the relevant subscription and payment.

7.3 The Warrantor further undertakes that, in the event the Initial Public Offering does not take place within eighteen (18) months of the date of the drawdown of the Convertible Loans and the Convertible Loans shall have been fully converted into Conversion Shares. the Warrantor shall grant an option to each of the Lenders to call for the transfer to each of them of such number of Shares such that the final shareholding of the Lenders in the issued and paid up share capital of the Borrower after such transfer shall be in direct proportion to its capital contribution to the Borrower. Such option may only be exercised by the Lenders if the Borrower shall have divested its subsidiaries and the transfer shall be made upon the payment of the sum of S$1.00 from each of the Lenders.


8.       REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

8.1 Each of the party to this Agreement hereby represents, warrants and undertakes to and with each other that:

         8.1.1 it has full power and authority to enter into and perform this Agreement and this Agreement constitutes valid and binding obligations on it;

         8.1.2 the execution and delivery of, and the performance of its obligations under this Agreement will not:

                  (a) result in a breach of any provision of its memorandum or articles of association or of any agreement or arrangement to which it is a party or by which it is bound: and/or

                  (b) result in a breach of any order, judgement or decree of or undertaking to any court, government body, statutory authority or regulatory body (including, without limitation, any relevant stock exchange or securities council) to which it is a party or by which it is bound.

8.2 Each of the Borrower and the Warrantor represents, warrants and undertakes to and with the Lenders that:

         8.2.1 the total audited net profit after tax for the Borrower for FY2003 and FY2044 shall not be less than RMB22.0 million and RMB64.0 million respectively. For the purposes of this clause, "audited" shall mean audited in accordance with Singapore Auditing Standards; and

         8.2.2 the Borrower shall use its best efforts to achieve the Initial Public Offering within eighteen (18) months of the date of this Agreement.

8.3 Each of the Borrower and the Warrantor further warrants and undertakes to and with the Lenders that:

         8.3.1 each of the Warranties is true and accurate in all respects and not misleading at the date of this Agreement and will continue to be true and accurate in all respects and not misleading down to and including the drawdown of the Convertible Loans; and

         8.3.2 in relation to any Warranty which refers to the knowledge, information or belief of the Borrower or the Warrantor, that the Borrower or the Warrantor (as the case may be) has made reasonable enquiry into the subject matter of that Warranty.

8.4 The Borrower further undertakes to provide reasonable access to information promptly upon request by any Lender and to allow the participation of the Lenders' representatives in management meetings of the Borrower.


9.       MINORITY RIGHTS

9.1 For as long as any portion of the Convertible Loans remain outstanding or, if the Convertible Loans shall have been converted into Conversion Shares, up to the date of the Initial Public Offering, Lender A shall be entitled to nominate one (1) non-executive director and one (I) observer to the Board and that of the Borrower's related companies and Lender B shall be entitled to nominate one (1) observer to the Board and that of the Borrower's related companies. The Borrower and the Warrantor hereby undertake to effect all necessary corporate actions to procure such appointment.

9.2 Prior to the Initial Public Offering, the unanimous consent, of the Board and the Borrower's shareholders, and written consent of the Lenders which have advanced more than 75% of the aggregate amount of the Convertible Loans (assuming that the VMI, Loan Amount is converted into Singapore Dollars) will be required for the following:

9.2.1    approval of the annual business plan of the Borrower;

         9.2.2 the issue or allotment or agreement to issue or allot any securities (whether voting or otherwise) or debentures or securities convertible into shares (whether voting or otherwise) or any other debentures or share capital in any form whatsoever except as otherwise contemplated herein or in the Convertible Loan Agreement;

         9.2.3 any merger, restructuring, reorganisation or dissolution of the Borrower except as may be effected pursuant to the Restructuring Exercise;

         9.2.4    the termination of the operations of any GroupCompany;

         9.2.5    any change in the principal business activities of the Group;

         9.2.6    engaging  in  business   unrelated  to  the  Group's   current
                  business;

         9.2.7 any capital expenditure above RMB400,000 and major cash disbursements above RMB200,000 which are not included in the Borrower's annual business and budget plan;

         9.2.8 any major acquisition or disposals of assets except as in accordance with the Restructuring Exercise;

         9.2.9 the implementation or formulation of any dividend policy by the Borrower;

         9.2.10 the entering into any interested person transactions by any Group Company within the scope of Chapter 9 of the Listing Manual;

         9.2.11 the appointment of any additional director or the removal of any director from the Board;

         9.2.12 the appointment of and/or change in any key member of the Borrower's management team; and

         9.2.13 the removal of the current auditors or the appointment of new auditors of the Borrower.

         For the avoidance of doubt, the provisions of this Clause 9.2 shall not affect the repayment of the Convertible Loans and/or the ST Convertible Loan, provided that they shall be repaid simultaneously.


10.      EVENTS OF DEFAULT

10.1      Each of the following events shall be an Event of Default:

         10.1.1 there is a breach of any obligations and/or any terms in this Agreement, and in the case of any breach of an obligation or term of this Agreement which, in the sole determination of the Lenders, is capable of remedy, it is not remedied within 30 days of such breach:

         10.1.2 any Group Company (a) stops or threatens to stop payment of its debts or is otherwise unable to pay all or any part of its debts without reasonable cause or ceases or threatens to cease to carry on its business or takes proceedings or other steps with a view to rescheduling or deferring its indebtedness or any part of its indebtedness which it will otherwise be unable to pay when due; (b) makes a general assignment or an arrangement or composition with or for the benefit of its creditors generally; (c) becomes insolvent or is unable or legally deemed unable to pay its debts within the meaning of section 254(2) of the Companies Act or any other similar provision in any other applicable jurisdiction or admits in writing its inability to pay its debts as and when they fall due; or (d) a distress or execution or other legal process is levied or enforced upon or commenced against any material part of its business, property or assets and such distress, execution or legal process is not terminated or discharged within 14 days;

         10.1.3 an encumbrancer takes possession of, or a receiver, trustee, administrator, judicial manager or other similar officer is appointed over, the whole or any part of the property or assets of any Group Company;

         10.1.4   except  for  the  purpose  of  a  solvent   reconstruction  or
                  amalgamation on terms and conditions which shall have first been approved by the Lender:

                  10.1.4.1a petition is presented or other proceedings initiated for its winding-up, judicial management or administration of any Group Company which is not discharged for a period of 30 days; or

                  10.1.4.2a court order is made for the winding up,  bankruptcy, judicial management or administration of any Group Company;

         10.1.5 any Group Company without the prior written consent of the Lenders sells or otherwise disposes of any undertaking or assets representing 25 percent or more of its net asset value based on its latest available audited accounts (or if there are no audited accounts. its latest management accounts):

         10.1.6 any other indebtedness in respect of borrowed money of any Group Company (a) is not paid when due or within any applicable grace period in any agreement relating to that indebtedness without reasonable cause or (b) becomes (or becomes capable of being rendered) due and payable before its normal maturity by reason of a default or event of default (actual or potential), however described;

         10.1.7 any creditor of any Group Company becomes entitled to declare any indebtedness of the relevant Group Company due and payable prior to its specified maturity as a result of an event of default (or other event equivalent to an event of default);

         10.1.8 the present or future security constituted by any mortgage or charge upon the whole or any part of the undertaking or assets of any Group Company shall become enforceable and/or steps are taken to enforce the same;

         10.1.9 a moratorium is agreed or declared in respect of any indebtedness of any Group Company or any government authority or agency condemns, seizes, compulsorily purchases or expropriates all or a substantial part of the assets of any Group Company;

         10.1.10 it is or will become unlawful for the Borrower to perform or comply with any one or more of its material obligations under this Agreement;

         10.1.11 any litigation or arbitration proceeding (whether criminal or civil) is instituted against any Group Company which would have a material adverse effect on the financial condition of the relevant Group Company;

         10.1.12 it is claimed by or on behalf of the Borrower that the terms of this Agreement are not binding and enforceable against it; and

         10.1.13 any event occurs in relation to the Borrower or Group Company which, under the laws of any applicable jurisdiction, has an effect analogous or equivalent to any of the events referred to in this Clause 9.1.

10.2 Upon the occurrence of an event of default, the Lenders may at any time thereafter. whether individually or collectively, whether or not notice shall have been given to the Borrower of the occurrence of such event of default, declare that the whole of the total indebtedness for the time being outstanding and unpaid shall become immediately due and payable as the Lender or Lenders (as the case may be) may determine.


11.      RESTRICTION ON ANNOUNCEMENTS

         Save as may be required to be disclosed pursuant to any applicable requirement issued by any competent governmental or statutory authority or rules or regulations of any relevant regulatory body (including, without limitation, any relevant stock exchange or securities council) or to their respective professional advisers or otherwise as may be necessary in connection with the initial Public Offering, each party undertakes that during the tenure of the Convertible Loan it will not make any announcement in connection with this Agreement unless the other party shall have given its written consent to such announcement (which consent not to be unreasonably withheld).

12.      COSTS AND EXPENSES

         The Borrower shall reimburse the Lenders for all costs and expenses (including legal fees) together with any goods and services tax thereon incurred by it in connection with the completion of the transactions herein contemplated.

13.      TAXES

         All payments to be made by the Borrower to the Lenders hereunder shall be made free and clear of and without deduction for or on account of tax unless the Borrower is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, the Lenders receive and retain (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

14.      NOTICES

         Any notice required to be given by any party to the other shall be deemed validly served by hand delivery or by telefax or by prepaid registered letter sent through the post to its address given herein or such other address as may from time to time be notified for this purpose. Any notice served by hand shall be deemed to have been served on delivery, any notice served by telefax shall be deemed to have been served when sent provided that such notice sent by telefax shall thereafter be sent by post by way of a confirmation copy and any notice served by prepaid registered letter shall be deemed to have been served seven (7) days after the time at which it was posted and in proving service it shall be sufficient to prove that the notice was properly addressed and delivered or posted, as the case may be. The initial addresses and telefax numbers of the parties are:

         The Borrower:     Eastern Nano-Materials Holdings Pte. Ltd.
                           9 Raffles Place, #32-00 Republic Plaza.
                           Singapore 048619
                           Telefax no: (86) 538 8560618
                           Attention: Mr Chen Xiangzhi

         Lender A:         Value Monetization Ltd
                           50 Raffles Place, 434-03, Singapore Land Tower,
                           Singapore 048624
                           Telefax no: (65) 65322002
                           Attention: Peter Chan Pee Teck/Yong Thian Sze

         Lender B:         International Factors (Singapore) Ltd
                           7 Temasek Boulevard, #10-01 Suntec Tower One
                           Singapore 038987
                           Telefax no: (65) 63399527
                           Attention: Lee Soon Kie/Ong Geok Yeow

         The Warrantor:    Chen Xiangzhi
                           c/o 9 Raffles Place, #32-00 Republic Plaza,
                           Singapore 048619
                           Telefax no: (86) 538 8560618

15.      MISCELLANEOUS

15.1     Except as otherwise provided, time is of the essence of this Agreement.

15.2 No failure or delay or omission to exercise any power, right or remedy provided by law or under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any such power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy. The powers, rights and remedies provided in this Agreement are cumulative and not exclusive of any powers, rights or remedies provided by law.

15.3 The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

15.4 Any liability of any party hereunder may in whole or in part be released, compounded or compromised, or time or indulgence given by a party to another party, in its absolute discretion without in any way prejudicing or affecting any other or further rights of the party against the other party.

15.5 This Agreement and the documents referred to herein contain the whole agreement between the parties relating to the transactions contemplated by this Agreement and supersede all previous agreements between the parties relating to these transactions.

15.6 The parties shall do and execute or procure to be done and executed all such further acts, deeds, things and documents as the other party may reasonably require to fulfil the provisions of and to give to each party the full benefit of this Agreement.

15.7 If any provision in this Agreement shall be, or at any time shall become invalid, illegal or unenforceable in any respect under any law, such invalidity, illegality or unenforceability shall not in any way affect or impair any other provisions of this Agreement but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

15.8 Unless expressly provided to the contrary in this Agreement, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce or to enjoy the benefit of any term of this Agreement.

16.      LENDERS' RIGHTS AND OBLIGATIONS

16.1 The obligations of each Lender under this Agreement are several. Failure by a Lender to perform its obligations under this Agreement does not affect the obligations of any other party under this Agreement. No Lender is responsible for the obligations of the other Lender under this Agreement.

16.2 The rights of each Lender under or in connection with this Agreement are separate and independent rights and any debt arising under this Agreement to a Lender from the Borrower shall be a separate and independent debt.

16.3 A Lender may, except as otherwise stated in this Agreement, separately enforce its rights under this Agreement.

17.      JURISDICTION AND GOVERNING LAW CLAUSE

17.1 This Agreement shall be governed by and construed in all respects in accordance with the laws of Singapore.

17.2 In relation to any legal action or proceedings arising out of or in connection with this Agreement, each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of Singapore,

                                   SCHEDULE 1


                                 DRAWDOWN NOTICE
                                  (Clause 4.2)

                            [Letterhead of Borrower]



To:      Value Monetization Ltd
         50 Raffles Place,
         #34-03 Singapore Land Tower
         Singapore 048624

         International Factors (Singapore) Ltd 7
         Temasek Boulevard
         #10-01 Suntec Tower One
         Singapore 038987


Dear Sirs

CONVERTIBLE LOAN AGREEMENT

We refer to the above Convertible Loan Agreement dated 3 May 2005 (the "Agreement") made between ourselves, as Borrower, and yourselves, as Lender. All the terms as defined in the Agreement shall bear the same meaning when used in this notice.

We give you notice that we wish to drawdown the following amounts to be made to us under the terms of the Agreement on [oDate] (or, if it is not a Business Day, on the next Business Day) to be deposited in [oname of bank] Account No. [o]:

(a)      US$5,120,000.00 from Value Monetization Ltd; and

(b)      S$1,450,000.00  from international  Factors  (Singapore) Ltd.

We hereby confirm:

(i) that the conditions precedent under Clause 4 of the Agreement have been complied with in every respect;

(ii) that each of the warranties and representations contained in Clause 8 of the Agreement are true and accurate in all respects as though made on the date of this Notice with reference to facts and circumstances presently subsisting and will be true and accurate in all respects on the date of the intended drawing as though made on the date of the intended drawing with reference to facts and circumstances then subsisting; and

(iii) that as at the date hereof no Event of Default or Potential Event of Default has occurred, and we undertake that no Event of Default or Potential Event of Default will exist at the date of the intended drawing.

Yours faithfully,
For and on behalf of
Eastern Nano-Materials Holdings Pte. Ltd.




________________________________
Name: [o]
Designation: [o]


                                   SCHEDULE 2
         DETAILS OF GROUP STRUCTURE AND THE SUBSIDIARIES Group Structure


                           --------------------------
                             EASTERN NANO-MATERIALS
                               HOLDINGS PTE. LTD.
                           --------------------------
                                       |
           ----------------------------|----------------------------
           | 100%                      | 100%                      | 100%
---------------------       ----------------------    --------------------------
    SHAANXI HAIZE               SHANDONG HAIZE            SHANDONG BANGSHENG
    NANO CO., LTD.              NANO CO., LTD.             CHEMICAL CO., LTD.
---------------------       ----------------------    --------------------------


Details of Subsidiaries

                                                                        Issued and
                 Place of        Principal           Principal Place    Paid-up Capital       Percentage
Name             Incorporation   Business            of Business        Registered Capital    owned

SHANDONG         PRC             Manufacture of      Daiyue             RMB46,530.000         100%
   HAIZE NANO                    nanosized           Economic and
   CO., LTD.                     precipitated        Technology
                                 calcium             Development
                                 carbonate           Zone, Taian
                                                     City, Shandong
                                                     Province. PRC

SHANDONG          PRC            Manufacture of      No. 342,           R M B24,500,000       100%
   BANGSHENG                     chemical            Lingshan
   CHEMICAL                      products            Avenue. Taian
   CO., LTD.                                         City. Shandong
                                                     Province, PRC

SHAANXI MAIZE     PRC            Manufacture of      Yangyu Town,        RMB50,000,000        100%
   NANO CO.                      nanosized           Qianxian
   LTD.                          precipitated        County.
                                 calcium             Xianyang City,
                                 carbonate           Shaanxi
                                                     Province, PRC

                                   SCHEDULE 3
                             USE OF CONVERTIBLE LOAN


1. The Convertible Loans shall be used by the Borrower for the acquisition of relevant assets of Shengda Nano and Shengda Chem pursuant to the Asset Acquisition Agreements as part of the Restructuring Exercise for the Initial Public Offering on the SGX-ST. Any other uses of the Convertible Loans shall require the written approval of the Lenders.

2. The Convertible Loans shall be advanced into an escrow account (the "Escrow Account") set up by the Borrower at a Singapore bank designated by the Lenders. The funds to be used by the Borrower for the Acquisition shall be paid into the escrow accounts of Shengda Nano and Shengda Chem designated by the Lenders to be established in the PRC for this purpose. The funds shall be converted into RMB at the spot rate quoted by the relevant bank in the PRC on the day the funds are received by the bank.

                                   SCHEDULE 4
                           WARRANTIES AS TO THE GROUP


1.       Accounts
         --------

1.1 The Audited Accounts have been prepared in accordance with all applicable laws and on a consistent basis in accordance with accounting principles, standards and practices generally accepted in Singapore at the date of this Agreement so as to give a true and fair view of the state of affairs of the Group at the date of the Audited Accounts and of the profits or losses for the period concerned and as at that date make:

         1.1.1. full provision for all actual liabilities (including taxation liabilities);

         1.1.2. proper provision (or note in accordance with good accountancy practice) for all contingent liabilities;

         1.1.3. provision reasonably regarded as adequate for all had and doubtful debts; and

         1.1.4. due provision for depreciation and amortisation and for any obsolescence of assets.

1.2. The stock were included in the Audited Accounts at figures not exceeding the amounts which could in the circumstances existing at the date of the Audited Accounts reasonably be expected to be realised in the normal course of carrying on the business of the Group.

1.3. The profits and losses of the Group for each of the financial years ended on the Accounts Date as shown by the Audited Accounts have not (except as therein disclosed) been affected to a material extent by inconsistencies of accounting practices, by the inclusion of non-recurring items of income or expenditure, by transactions entered into otherwise than on normal commercial terms or by any other factors rendering such profits for all or any of such periods exceptionally high or low (other than as disclosed in the relevant accounts).

1.4. The Group has no outstanding loan capital and has not factored any of its debts, or engaged in financing of a type which would not be required to be shown or reflected in the Audited Accounts or borrowed any money which it has not repaid and that no Group Company has any other debt whatsoever other than as disclosed in the Audited Accounts.

1.5. There are no liabilities (including contingent liabilities) which are outstanding on the part of the Group, other than those liabilities disclosed in the Audited Accounts or which have arisen in the ordinary' course of business since the date of the Audited Accounts.

1.6. The Group has not been party to any transaction of material importance which, if it had taken place on or before the date of the Audited Accounts, would have been required to be disclosed or reflected in the Audited Accounts,

2.       Changes  Since  Accounts  Date
         ------------------------------

         Since the Accounts Date as regards each Group Company:

2.1 its business has been lawfully carried on in the ordinary course and so as to maintain the same as a going concern;

2.2 it has not disposed of any assets or assumed or incurred any material liabilities (including contingent liabilities) otherwise than in the ordinary course of carrying on its business;

2.3 its business has not been adversely affected by the loss of any important customer or source of supply or by any abnormal factor not affecting similar businesses to a like extent or by any other cause and the Borrower and/or the Warrantor after making due and careful enquiries are not aware of any facts which are likely to give rise to any such effects;

2.4 no dividend or other distribution has been declared, made or paid to its members except as provided for in the Audited Accounts;

2.5      its turnover and its trading position has not materially deteriorated;

2.6 it has not borrowed any money or issued any guarantee or created any charge or Encumbrance over any asset other than as disclosed in the Audited Accounts;

2.7 no share or loan capital has been allotted or issued or agreed to be issued except as otherwise contemplated herein or in the Convertible Loan Agreements;

2.8 there has been no unusual increase or decrease in the level of its stock;

2.9 it has not entered into any unusual, long term or onerous commitments or contracts;

2.10 the Borrower and/or the Warrantor after making due and careful enquiries has not learnt of any circumstance making bad or doubtful any of the book debts of the relevant Group Company;

2.11 there has been no material adverse change in its financial position or prospects;

2.12 it has not knowingly waived or released any proprietary rights of a material or substantial value howsoever arising;

2.13 no resolutions have been passed and nothing has been done in the conduct or management of the affairs of any Group Company which would be likely to materially reduce the net tangible asset value of the relevant Group Company.

3.       Litigation
         ----------

3.1 Since the Accounts Date, no claim in damages has been made against any Group Company.

3.2 No Group Company is at present engaged, whether as plaintiff or defendant or otherwise, in any legal action, proceeding or arbitration (other than as plaintiff in the collection of debts arising in the ordinary course of its business) or being prosecuted for any criminal offence.

3.3 There are no circumstances known to the Borrower and/or the Warrantor after making due and careful enquiries likely to lead to any such claim or legal action, proceeding or arbitration (other than as aforesaid) or prosecution.

3.4 There is not in force any court injunction, order or directive restraining or restricting any Group Company from carrying on its business or any part thereof.

3.5 No Group Company is subject to any outstanding judgement: order or decree of any court, tribunal or regulatory or government body or any undertaking to any court, judicial authority or regulatory or government body or any outstanding arbitration award; there are no civil, criminal, administrative or disciplinary or arbitration proceedings in progress, pending or threatened against any Group

         Company and there are no facts likely to give rise to any such proceedings.

3.6 No Group Company nor any person, for whose acts or defaults of any Group Company may be liable, has committed any criminal, illegal or other unlawful act or any breach of contract or statutory duty or any tortious or other act or default which could lead to a claim or proceedings against the relevant Group Company or give rise to or increase a liability or obligation of any Group Company or which could entitle any other person to terminate any contract to which such Group Company is a party.

3.7 There are no investigations, inquiries or disciplinary proceedings by or before any regulatory or government body concerning any Group Company, none are pending or threatened and there are no facts likely to give rise to any such investigation, inquiry or proceedings.

3.8 No Group Company has been convicted of any offence. No employee, agent or former officer, agent or employee of any Group Company has been convicted of any offence in relation to the relevant Group Company, and no employee has, so far as the Borrower and/or' the Warrantor are aware, been convicted of any offence (save for any minor traffic offences) which reflects upon his suitability to hold his position or upon the reputation of the relevant Group Company.

4.       Taxation
         --------

4.1 There is no liability on any Group Company to Taxation in respect of which a Taxation claim could be made and there are no circumstances likely to give rise to such a liability.

4.2 All income tax. goods and services and value-added tax. salaries tax and property tax, stamp duties, withholding tax and other taxes charges and levies assessed or imposed by any government or governmental or statutory body which have been assessed upon each Group Company or any of them and which are due and payable on or before completion have been paid and were paid on or before the relevant due date for payment.

4.3 In relation to stamp duty assessable or payable in the PRC or elsewhere in the world, as at the date of this Agreement, all documents in the enforcement of which any Group Company may be interested have been duly stamped and no document belonging to any Group Company now or at completion which is subject to ad valorem stamp duty is or will be unstamped or insufficiently stamped; nor has any relief from such duty been improperly obtained, nor has any event occurred as a result of which any such duty from which any Group Company has obtained relief, has become payable; and all stamp duty payable upon any transfer of shares in each Group Company before Completion has been duly paid.

4.4 In relation to goods and services tax and/or value-added or other similar tax, where applicable. each Group Company:

         4.4.1    has been duly registered and is a taxable person;

         4.4.2    has   complied,   in  all   respects,   with   all   statutory
                  requirements, orders, provisions, directions or conditions;

         4.4.3 maintains complete, accurate and up-to-date records as is required by the applicable legislation; and

         4.4.4 has not been required by the relevant authorities of customs and excise to give security.

4.5 No Group Company has paid or, since the Accounts Date, has become liable to pay any penalty or interest under any Taxation statute anywhere in the world.

4.6 No Group Company has been the subject of an investigation, discovery or access order by or involving any Tax Authority and there are no circumstances existing which make it likely that an investigation, discovery or order will be made.

5.       Tax Returns
         -----------

         Each Group Company has duly made all returns and given or delivered all notices, accounts and information which on or before the date of this Agreement ought to have been made, given or delivered for the purposes of Taxation and all such returns, notices, accounts and information (and all other information supplied to the relevant tax or customs and excise or other fiscal authority concerned for any such purpose) have been complete and correct and made on a proper basis and none of such returns, notices, accounts or information is disputed in any respect by the fiscal authority concerned and there is no fact known to the Borrower and/or the Warrantor after making due and careful enquiries which might be the occasion of any such dispute or of any claim for taxation in respect of any financial period down to and including the Accounts Date not provided for in the Audited Accounts.

6.       Employees
         ---------

6.1 There are not in existence any contracts of service with directors or employees of each Group Company, nor any consultancy agreements with each Group Company, which cannot be terminated by three (3) months' notice or less or (where not reduced to writing) by reasonable notice (not exceeding a three (3) month period) without giving rise to any claim for damages or compensation except otherwise as disclosed in the Prospectus.

6.2 There are no amounts owing to any present or former director or to any employee of each Group Company save for accrued benefits and remuneration due to present directors and employees of each Group Company, full details of which have been set out in the Audited Accounts.

6.3 Save to the extent (if any) to which provision or allowance has been made in the relevant Audited Accounts:

         6.3.1 no liability has been incurred by any Group Company for breach of any contract of service or for services, for redundancy payments or for compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee; and

         6.3.2 no gratuitous payment has been made or promised by any Group Company in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former director or employee.

6.4 Each Group Company has in relation to each of its employees (and so far as relevant to each of its former employees) complied in all respects with:

         6.4.1 all obligations imposed on it by all statutes, regulations and codes of conduct and practice relevant to the relations between it and its employees or any trade union and each Group Company has maintained current, adequate and suitable records regarding the service of each of its employees;

         6.4.2 all collective agreements and customs and practices for the time being dealing with such relations or the conditions of service of its employees; and

         6.4.3 all relevant orders and awards made under any relevant statute, regulation or code of conduct and practice affecting the conditions of service of its employees.

6.5 Each Group Company is not involved in and has not received notice of any industrial or trade dispute or any dispute or negotiation with any trade union or association of trade unions or organisation or body of employees.

6.6 Each Group Company does not have in existence and is not proposing to introduce any incentive scheme, share incentive scheme, share option scheme, profit sharing scheme or other bonus commission or incentive scheme for all or any of its directors or employees.

6.7 There are no amounts owing to any present or former employee of each Group Company other than remuneration accrued for the current wage or salary period or for reimbursement of normal business expenses and no present or former employee of each Group Company has any claim against the relevant Group Company or right to be indemnified by the relevant Group Company arising out of an act or omission in the course of his office or employment on or before the date of this Agreement.

6.8 There has been no strike, work to rule or industrial action (official or unofficial) by any employee of each Group Company within the last five (5) years.

6.9 There are no claims pending or threatened or, to the best of the knowledge of the Borrower and/or the Warrantor, having made due and careful enquiries, capable of arising, against each Group Company:

         6.9.1 by an employee or workman or third party, in respect of an accident or injury which is not fully covered by insurance; or

         6.9.2 by an employee or director in relation to his terms and conditions of employment or appointment.

7.       Capital Commitments, Unusual Contracts, Guarantees
         --------------------------------------------------

         Each Group Company:

7.1 has no capital commitment in excess of S$100,000 except as otherwise disclosed in the Prospectus;

7.2 is not a party to any contract entered into otherwise than in the ordinary and usual course of business or any contract of an onerous or long-term nature (exceeding a 12 month period);

7.3 has not by reason of any default by it in any of its obligations become bound or liable to be called upon to repay prematurely any loan capital or borrowed moneys;

7.4 is not a party to any agreement which is or may become terminable as a result of the entry into this Agreement;

7.5 has not entered into or is bound by any guarantee or indemnity under which any liability or contingent liability is outstanding;

7.6 is not and has not agreed to become, a member of any joint venture, consortium, partnership or other unincorporated association; is not and has not agreed to become, a party to any agreement or arrangement for participating with others in any business sharing commissions or other income; and

7.7 is not a party to any agency. distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement or any agreement or arrangement of any nature whatsoever which restricts its freedom to carry on its business in any part of the world in any manner except as otherwise disclosed in the Prospectus.

8.       Book Debts

         Save as disclosed in the Audited Accounts, none of the book debts which are included in the Audited Accounts or which have subsequently arisen have been outstanding for more than six (6) months from their due dates for payment and each such debt has realised or will realise in the normal course of collection its full value as included in the Audited Accounts or in the books of each Group Company after taking into account any provision for such debt made in the Audited Accounts.

9.       Insurance
         ---------

9.1 All material insurable risks of each Group Company have been duly and properly insured with adequate coverage in keeping with normal industry practice.

9.2      In respect of all such insurances:

         9.2.1    all premiums have been duly paid to date; and

         9.2.2 all the policies are in force and are not voidable on account of any act, omission or non-disclosure on the part of the insured party; and

         9.2.3 none of the insurance policies is subject to any special or unusual terms or restrictions or to the payment of any premium in excess of the usual rate.

9.3 Each Group Company has not made any claim on its insurers, nor have any circumstances arisen which may give rise to any claim, which (in either case) could have the effect of causing future premiums to be higher than would otherwise be the case.

10.      Title to and Condition of Assets
         --------------------------------

10.1      All assets owned by each Group Company:

         10.1.1 are legally and beneficially owned by that Group Company free from any Encumbrance;

         10.1.2 are in the possession or under the exclusive control of that Group Company: and 10.1.3 are situated in its respective country of incorporation.

10.2 There is no Encumbrance on, over or affecting the whole or any part of the undertaking or assets of each Group Company and there is no agreement or commitment to give or create any Encumbrance and no claim has been made by any person to be entitled to(.) any Encumbrance.

10.3 Each Group Company is able to prove title to all the assets owned by it.

10.4 Except as disclosed in the Prospectus, the assets owned by each Group Company comprise all the assets necessary to enable the Group Company to carry on its business fully and effectively in the ordinary course, as carried on up to the present time and no such assets are used wholly or partly for any purpose other than the business of that Group Company.

10.5 All assets owned by each Group Company which are subject to a requirement of licensing or registration of ownership possession or use are duly licensed or registered in the sole name of that Group Company.

10.6 The assets registers of each Group Company comprise a complete and accurate record of all plant, machinery, equipment and vehicles owned, held or used by that Group Company and are capable of being reconciled in respect of each item with the book values of such assets in the accounting records of that Group Company.

10.7 All plant, machinery, equipment and vehicles owned or used by each Group Company are in good and safe repair and condition having regard to their age. have been regularly and properly maintained and are in working order and none are in a dangerous or (in the case of vehicles) unroadworthy condition or in need of renewal or replacement.

11.      Compliance with Leases and Other Agreements
         -------------------------------------------

11.1 The terms of all leases, tenancies. licences, concessions. agencies, franchises and agreements of whatsoever nature to which each Group is a party have been duly complied with by that Group Company.

11.2 No such lease, tenancy, licence, concession, agency. franchise or agreement will become subject to avoidance, revocation or be otherwise affected upon or in consequence of the making or implementation of this Agreement.

12.      Statutory and Other Requirements, Consents and Licences
         -------------------------------------------------------

12.1 Each Group Company has carried on its business in accordance with applicable laws and regulations in the PRC or elsewhere and so far as the Borrower and/or the Warrantor are aware in any relevant country. There is no investigation or enquiry by, or order, decree or judgment of. any court or any governmental agency or regulatory body outstanding or anticipated against any Group Company or which may have a material adverse effect upon its assets or business.

12.2 All statutory and other requirements applicable to the carrying on of the business of each Group Company as now carried on. and all conditions applicable to any licences and consents involved in the carrying on of such business, have been complied with and the Borrower and/or the Warrantor are not aware of any breach thereof or of any intended or contemplated refusal or revocation of any such licence or consent.

13.      Books and Records
         -----------------

13.1 The statutory records, registers and books and the books of account of each Group Company are duly entered up and maintained in accordance with all legal requirements applicable thereto and contain true, full and accurate records of all matters required to be dealt with therein and all such books and all records and documents (including documents of title) which are its property, in its possession or under its control and all accounts, documents and returns required to be delivered or made to the relevant authority in the PRC or elsewhere in the world have been duly and correctly delivered or made.

13.2 No Group Company has received any notice of any application or intended application under any relevant legislation for the rectification of that Group Company's statutory records, registers and/or books.

14.      Options on Share Capital
         ------------------------

14.1 Except as otherwise contemplated herein and in the Convertible Loan Agreement, no unissued shares of any Group Company are under option or agreed conditionally or unconditionally to be placed under option or created or issued.

14.2 Except as otherwise contemplated herein and in the Convertible Loan Agreement, there is no option, right to acquire, mortgage. charge, pledge, lien or other form of security or encumbrance on, over or affecting the shares in any Group Company and there is no agreement or commitment to give or create any of the foregoing.

15.      Intellectual Property Rights
         ----------------------------

15.1 All intellectual property rights used or required by each Group Company in connection with its business are in full force and effect and are vested in and beneficially owned or otherwise licensed by it.

15.2 Except as disclosed in the Prospectus, each Group Company does not require any patent, trade or service mark, registered design, copyright, design right, licence or other right of any other person in order to carry on its business and none of the activities of each Group Company infringes any patent or other intellectual property of any kind whatsoever of any other person or gives rise to an obligation to pay any sum in the nature of a royalty.

15.3 The business of each Group Company (and of any licensee under a licence granted by any Group Company) as now carried on does not and is not likely to infringe any intellectual property right of any other person (or would not do so if the same were valid) or give rise to a liability pursuant to the laws relating to intellectual property rights and all licences to each Group Company in respect of any such right are in full force and effect.

16.      Leasehold Properties
         --------------------

16.1 Each Group Company has paid the rent and observed and performed the covenants on the part of the tenant and the conditions contained in any leases under which the properties (the "Properties") used by the relevant Group Company for its business are held, and all the leases are valid and in full force.

16.2 All licences, consents and approvals required from the landlords and any superior landlords under any leases of the Properties have been obtained, and the covenants on the part of the tenant contained in the licences, consents and approvals have been duly performed and observed.

16.3 No obligation necessary to comply with any notice or other requirement given by the landlord under any leases of the Properties is outstanding and unobserved and unperformed.

16.4 There is no obligation to reinstate the Properties by removing or dismantling any alteration made to it by any Group Company or any predecessor in title to the relevant Group Company.

17.      Corporate Matters
         -----------------

17.1 Each Group Company has been duly incorporated and are validly existing and is not in receivership or liquidation, it has taken no steps to enter into liquidation and the Borrower and/or the Warrantor are not aware of any petition being presented for winding up of any Group Company and the Borrower and/or the Warrantor are not aware of any grounds on which a petition or application could be based for the winding up or appointment of a receiver of any such company.

17.2 All governmental approvals. licences and authorisations which were necessary or desirable in connection with the incorporation of each Group Company, the allotment or transfer of its shares to the present and former holders thereof and the activation of each Group Company (including the appointment of directors) were duly obtained.

18.      Banking and Finance
         -------------------

18.1 No circumstances have arisen which could now (or which could with the giving of notice or lapse of time or both) entitle a provider of finance to each Group Company (other than on a normal overdraft facility) to call in the whole or any part of the monies advanced or to enforce his security, and no provider of finance to each Group Company on overdraft facility has demanded repayment or indicated that the existing facility will be withdrawn or reduced or not renewed or that any terms thereof will be altered to the disadvantage of the relevant Group Company.

18.2 Each Group Company's borrowings may be repaid by the relevant Group Company at any time at no more than one months' notice and without any premium or penalty (howsoever called) on repayment.

18.3 Each Group Company has not engaged in any borrowing or financing transaction or arrangement which does not appear as borrowings in the Audited Accounts.

18.4 No Group Company or any other person has given or undertaken to give any security or guarantee for any liability of the relevant Group Company except as disclosed in the Prospectus.

18.5 No Group Company has given or undertaken to give any security or guarantee for any liability of any person.

19.      Contracts
         ---------

19.1 To the best of the knowledge of the Borrower and/or the Warrantor, none of the contracts or purported contracts of each Group Company is void, voidable or unenforceable by it. Each Group Company is not in breach of any of its contractual obligations and no other party to any contract to which each Group Company is a party is in breach of that contract or is unlikely to be able or willing to fulfil its contractual obligations.

19.2 No event or omission has occurred or been permitted to arise which would entitle any third party to terminate prematurely any contract to which any Group Company is a party or call in any money or enforce any obligation before the date on which payment or performance would normally be due.

19.3 Save as disclosed in the Prospectus, there are no related party transactions entered into by any Group Company.

20.      Customers and Suppliers
         -----------------------

20.1 The loss of any single supplier to or customer of the Group would not have a material affect on its business.

20.2 To the best of the knowledge of the Borrower, the Borrower is not aware that after the drawdown of the Convertible Loan (whether by reason of an existing agreement or arrangement or otherwise):

         20.2.1 any supplier of the Group will cease supplying the Group or may substantially reduce its supplies to the Group:

         20.2.2 any material customer of the Group will cease to deal with the Group or may substantially reduce its existing level of business with the Group: or

         20.2.3   any officer or senior employee of the Group will leave.

21.      Licences
         --------

21.1 The Group has all the licences that are necessary or desirable for the carrying on of its business.

21.2 The Group is not in breach of the terms and conditions relating to the grant, continued use or renewal of any of the licences, and the Borrower and/or the Warrantor are not aware of any reason why any of them should be suspended, cancelled, refused, revoked or not renewed.

22.      Insolvency
         ----------

22.1 No order has been made or petition or other application presented or resolution passed for the winding-up, judicial management or administration of any Group Company, nor are there any grounds on which any person would be entitled to have such Group Company wound up or placed under judicial management or in administration, nor has any person threatened to present such a petition or convened or threatened to convene a meeting of the relevant Group Company to consider a resolution to wind up the relevant Group Company or any other resolutions, nor has any such step been taken in relation to any Group Company under the law relating to insolvency or the relief of debtors in any part of the world.

22.2 No distress, execution or other process has been levied on any asset owned or used by the Group, nor has any person threatened any such distress, execution or other process, whether in the PRC or anywhere else in the world.

22.3 No person has appointed or threatened to appoint or become entitled to appoint a receiver or receiver and manager or other similar officer of the Group's business or assets or any part of them.

22.4 No Group Company has ceased trading or stopped payment to its creditors and there are no grounds on which such company could be found to be unable to pay its debts for the purposes of determining insolvency.

                                   SCHEDULE 5
                            BENEFICIAL SHAREHOLDINGS


           Name                   Percentage of Beneficial Shareholding (%)
     ------------------------     -----------------------------------------

           Chen Xiangzhi                          52.55

           Kong Fanying                            2.76

            Chen Houzhi                            2.41

             Wang Ting                             2.96

             Li Xuewen                             2.73

            Gong Xingyu                            2.72

            Zhang Juan                             2.72

            Xu Zhiping                             2.71

              Yu Yibo                              2.70

           Wang Gongqin                            2.69

           Shan Chuanpo                            2.68

             Cao Luren                             2.68

             Chen Zhen                             2.67

             Xu Xiqing                             2.63

            Yu Xuehuai                             2.59

             Li Shujin                             2.59

          Wang Mingqiang                           2.46

           Guo Yongming                            2.41

           Yue Guangjun                            2.34

IN WITNESS WHEREOF the parties have hereunto set their hands on the date stated at beginning of this Agreement.


THE BORROWER
------------

Signed by
Name:
for and on behalf of
EASTERN NANO-MATERIALS HOLDINGS PTE.
LTD.
in the presence of
Name:


LENDER A
--------

Signed by
Name:
for and on behalf of
VALUE MONETIZATION LTD
in the presence of
Name:


LENDER B
--------

Signed by
Name:
for and on behalf of
INTERNATIONAL FACTORS (SINGAPORE) LTD
in the presence of
Name:


THE WARRANTOR
-------------

Signed by
CHEN XIANGZHI
in the presence of
Name:

                           CREST CAPITAL PARTNERS LTD
                    Correspondance Address: 50 Raffles Place
                 #34-Q3: Singapore Land Tower, Singapore 046323


30 December 2005

Shandong Shengda Technology Co. Ltd.
Taishan Development Zone for Youth Do Pioneering Work


Attn: Ms. Guo Anhui
      Chief Financial Officer


Subject: Settlement of Expenses Pursuant to Project Nano


We refer to WS letter dated 29 December 2005. Further which, the payment should cover legal cast jointly incurred by IFS and Crest Capital. We confirm that the agreement signed between International Factors (Singapore) Ltd, Yide Investments Pte Ltd, Eastern Nano-Materials Holdings Pte Ltd, Value Monetization Ltd and Chen Xiangzhl will henceforth be terminated.


Thank you.



Yours Faithfully

/s/ Yong Thian Sze
-------------------
Yong Thian Sze
Partner





                     C R E S T C A P I T A L P A R T N E R S
--------------------------------------------------------------------------------
          BEIJING o JAKARTA o KUALA LUMPUR o GEOUI o SHANGHAI o SINGAPORE

INTERNATIONAL FACTORS (SINGAPORE) LTD



29 December 2005



Shandong Shengda Technology Co., Ltd.
Taishan Development Zone for Youth Do Pioneering Work


Attn: Ms. Guo Anhui
      Chief Financial Officer


Subject: Settlement of Expenses Pursuant to Project Nano

Further to our letter to you dated 27 December 2005. we confirm that all other terms in all the agreements signed between International Factors (Singapore) Ltd, Yide Investments Pte Ltd, Eastern Nano-Materials Holdings Pte Ltd, Value Monetization Ltd and Chen Xiangzhi will henceforth be terminated.


Thank you.



Yours faithfully

/s/ Lee Soon Kie
-----------------
Lee Soon Kie
Chief Executive Officer